UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2005

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On December 14, 2005, the Board of Directors of Express Scripts, Inc. (the "Company") approved an amendment and restatement of the Company's Employee Stock Purchase Plan (the "Plan"). The primary amendments serve to reduce the discount for shares purchased under the plan from 15% to 5%, and to eliminate the look-back provision for determining the purchase price. Under the amended Plan, participants will be able to purchase shares at 95% of the closing market price on the last day of each offering period. There was no change to the total number of shares available for purchase under the plan. The amendments become effective on January 1, 2006. A copy of the amended and restated Plan is attached as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (c) On December 14, 2005, the Company's Board of Directors appointed Kelley Elliott as Vice President, Controller and Chief Accounting Officer of the Company, replacing Darryl Weinrich as the Company's principal accounting officer. Ms. Elliott has been with the Company since 1999, most recently serving as the Company's Vice President of Internal Audit Services. Mr. Weinrich is taking another position within the Company.

Item 9.01 Exhibits

(c) The following Exhibits are filed as part of this report on Form 8-K:

Exhibit 10.1 Express Scripts, Inc. Amended and Restated Employee Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: December 15, 2005	By: /s/ George Paz George Paz President and Chief Executive Officer